SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2002

KEYNOTE SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, CA	94404

(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5: Other Events

Stockholder Rights Plan. On October 25, 2002, the Board of Directors of Keynote Systems, Inc., a Delaware corporation (the “Company”), adopted a stockholder rights plan. The plan is designed to protect the long-term value of the Company for its stockholders during any future unsolicited acquisition attempt. Adoption of the plan was not made in response to any specific attempt to acquire the Company or its shares, and the Company is not aware of any current efforts to do so.

On October 25, 2002, the Company’s Board of Directors declared a dividend of one stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable to stockholders of record on October 29, 2002 (the “Record Date”). In addition, one Right shall be issued with each Common Share that becomes outstanding (i) between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement (as such term is defined below)) or (ii) following the Distribution Date and prior to the Redemption Date or Final Expiration Date, pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company, which options or securities were outstanding prior to the Distribution Date. The Rights will become exercisable only upon the occurrence of certain events specified in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, (the “Rights Agreement”) including the acquisition of 15% of the Company’s outstanding common stock by a person or group. Each Right entitles the registered holder, other than an “acquiring person,” under specified circumstances, to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a price of $60.00 per one one-hundredth of a Preferred Share, subject to adjustment. In addition, each Right entitles the registered holder, other than an “acquiring person,” under specified circumstances, to purchase from the Company that number of shares of the Company’s Common Stock having a market value of two times the exercise price of the Right.

The description and terms of the Rights are set forth in the Rights Agreement, which is filed herewith as Exhibit 4.01. A summary of the Rights and the Rights Agreement is included as Exhibit B to the Rights Agreement. The details of the plan will be outlined more fully in a letter that will be mailed to the Company’s stockholders of record as of October 29, 2002, as well as in the Company’s filings with the Securities and Exchange Commission.

Results of Operations. On October 28, 2002, the Company announced its results of operations for the quarter and fiscal year ended September 30, 2002. The unaudited consolidated statements of operations for the three months and year ended September 30, 2002 and 2001 and the unaudited consolidated balance sheets as of September 30, 2002 and 2001 are filed herewith as Exhibit 99.01.

The Company’s revenue for the fourth quarter of fiscal year 2002 was $9.7 million, which represented a 2% increase from the previous quarter, and a 2% increase from the corresponding quarter in fiscal 2001. The net loss for the fourth quarter of fiscal 2002 was $53.9 million, or $1.93 per share, compared to a net loss of $2.5 million, or $0.09 per share, for the preceding quarter, and a net loss of $13.8 million, or $0.50 per share, for the corresponding quarter a year ago. As a result of the Company’s decision to exercise its option to purchase its headquarters building before the expiration of the lease term, the net loss for the fourth quarter includes an impairment charge of approximately $52.0 million to write-down its headquarters facility to its current fair value of approximately $25.0 million.

Revenue for fiscal 2002 was $37.9 million, a 17% decrease from fiscal 2001. The net loss for fiscal 2002, which includes the $52.0 million charge related to the Company’s headquarters building, was $65.5 million, or $2.35 per share, compared to a net loss of $56.4 million, or $2.04 per share, for fiscal 2001. The prior year net loss included a charge of approximately $48.0 million due to acquisition related impairment charges and $11.0 million related to excess facility costs.

The Company also announced its current expectations for its first fiscal quarter of 2003. The Company currently expects total revenues to be between $9.0 and $9.4 million, for the first quarter of fiscal 2003. The Company currently expects costs of subscriptions to represent approximately 32% – 36% of subscription related revenues for the first quarter of fiscal 2002. The Company currently expects costs of consulting to represent approximately 65%-70% of consulting revenue for the first quarter of fiscal 2003. Total operating expenses, excluding costs of subscriptions and consulting, amortization of intangible assets and stock-based compensation are currently expected to decrease by approximately 2% as compared to the September quarter. The Company expects amortization of intangible assets and stock based compensation to be approximately $500,000 for the first quarter of fiscal 2003, absent any additional acquisitions or other extraordinary transactions. The Company expects interest income, net to be approximately $1.3 million for the first quarter absent any additional transactions, and assuming no material changes in interest rates. The Company expects weighted average shares outstanding for the December quarter to decrease to approximately 24 million shares, assuming the Company repurchases 10 million shares, no additional acquisitions using shares of the Company stock as the consideration and no other significant transactions involving the Company’s equity securities. Due to the Company’s expected loss, loss carry-forward and tax credits, no tax provision is expected for such quarter. The Company expects capital expenditures to be approximately $1.5 million in the December quarter, absent any acquisition costs or other extraordinary transactions.

This report contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Forward-looking statements include, but are not limited to, statements regarding forecasts concerning the Company’s expected revenues, operating expenses and margins. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the Company’s ability to develop and introduce new services in a timely manner, and customer acceptance of the new services described in such release, as well as any other new services, the extent to which demand for the Company’s benchmarking services fluctuates and the extent to which other service lines can continue to increase as a percentage of total revenues, the Company’s short operating history with an unproven business model, which makes it difficult to evaluate its current business and future prospects, the Company’s reliance on existing customers renewing their subscriptions and purchasing additional services, particularly enterprise customers, pricing pressure with respect to the Company’s services, competition in the Company’s market, which could result in the adoption of a competitor’s Internet performance measurement service as the industry standard for measuring the speed and reliability of websites, improvements to the Internet infrastructure which could have the effect of reducing demand for the Company’s services, the Company’s experience with assimilating its acquisitions and costs associated with any future acquisitions, unforeseen changes in expense levels, widespread adoption of the Internet by businesses and consumers for e-business and communications, the Company’s ability to successfully complete its recently announced tender offer, the Company’s ability to keep pace with technological changes, and the Company’s ability to successfully operate international operations. Readers should also refer to the risks outlined in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30 2001, and its quarterly reports on Form 10-Q.

Item 7: Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Rights Agreement dated October 25, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Right Certificate.	8-A	000-23354	10-29-02	4.01

99.01
Unaudited consolidated statements of operations for the three months and year ended September 30, 2002 and 2001 and the unaudited consolidated balance sheets as of September 30, 2002 and 2001 included in press release, dated October 28, 2002.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

By:	/s/ JOHN FLAVIO
John Flavio Senior Vice President of Finance and Chief Financial Officer

Date: October 29, 2002

EXHIBIT INDEX

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Rights Agreement dated October 25, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Right Certificate.	8-A	000-23354	10-29-02	4.01

99.01
Unaudited consolidated statements of operations for the three months and year ended September 30, 2002 and 2001 and the unaudited consolidated balance sheets as of September 30, 2002 and 2001 included in press release, dated October 28, 2002.
						X